As filed with the Securities and Exchange Commission on November 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

under

the Securities Act of 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

801 East 86th Avenue Merrillville, Indiana 46410 (877) 647-5990	Randy G. Hulen Vice President, Investor Relations and Treasurer NiSource Inc. 801 East 86th Avenue Merrillville, Indiana 46410 (877) 647-5990
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Christopher M. Bartoli

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, Illinois 60601

(312) 861-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock or preferred stock, either separately or in units with the debt securities described below or U.S. Treasury securities

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 34 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors ” on page 2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries. References to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s ability to execute its business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with NiSource’s business; NiSource’s ability to adapt to, and manage costs related to, advances in technology; impacts related to NiSource’s aging infrastructure; NiSource’s ability to obtain sufficient insurance coverage and whether such coverage will protect it against significant losses; the success of NiSource’s electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; NiSource’s ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity-attacks; increased requirements and costs related to cybersecurity; any damage to NiSource’s reputation; any remaining liabilities or impact related to the sale of the Massachusetts business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; NiSource’s ability to manage the financial and operational risks related to achieving NiSource’s carbon emission reduction goals; NiSource’s debt obligations; any changes to NiSource’s credit rating or the credit rating of certain of its subsidiaries; any adverse effects related to NiSource’s equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of NiSource’s subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence, Massachusetts gas distribution incident (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in the “Risk Factors” section of NiSource’s most recent Annual Report on Form 10-K and NiSource’s subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-

looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed on  January 27, 2022 (as amended by Form 8-K/A filed on March 16, 2022),  February 18, 2022,  March 16, 2022,  April 27, 2022,  May  25, 2022, June  10, 2022, August  10, 2022; and August 16, 2022; and

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

the description of (i) the depositary shares, each representing 1/1000th ownership interest in a share of our 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) and a 1/1000th ownership interest in a share of our Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (ii) the underlying Series B Preferred Stock and Series B-1 Preferred Stock contained or referred to in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description;

•

the description of (i) the Series A Corporate Units (“Series A Corporate Units”), each representing a 1/10th undivided beneficial ownership in a share of our Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (“the Series C Preferred Stock”), and (ii) the underlying Series C Preferred Stock contained or referred to in the registration statement on Form 8-A/A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we sell all of the securities offered by this prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution holding company, and Northern Indiana Public Service Company LLC (“NIPSCO”), a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. NiSource’s utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) embark on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer conservation patterns. These strategies are intended to improve reliability and safety, enhance customer service, ensure customer affordability and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.2 million customers in six states and operate approximately 54,600 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 853,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 483,000 customers in 20 counties in the northern part of Indiana and also engage in wholesale and electric transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. During 2021, we operated Rosewater Wind Generation LLC for the full year and Indiana Crossroads Wind Generation LLC went into service during December 2021. We also purchased energy generated from renewable sources through PPAs. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,024 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2021, NIPSCO generated 47.87% and purchased 52.13% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 620,000,000 shares, of which 600,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. The board of directors has designated (i) 400,000 shares of Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), liquidation preference $1,000 per share, (ii) 20,000 shares of Series B Preferred Stock, liquidation preference $25,000 per share, (iii) 20,000 shares of Series B-1 Preferred Stock, liquidation preference $0.01 per share and (iv) 862,500 shares of Series C Preferred Stock, liquidation preference $1,000 per share.

As of October 28, 2022, NiSource had outstanding 406,134,342 shares of its common stock, 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 862,500 shares of Series C Preferred Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock are represented by 20,000,000 depositary shares, each representing 1/1000th ownership interest in a share of each of the Series B Preferred Stock and the Series B-1 Preferred Stock. Additional details concerning these depositary shares are provided below under “Description of Depositary Shares.”

On April 19, 2021, NiSource issued 8,625,000 Series A Equity Units (“Series A Equity Units”), initially consisting of Series A Corporate Units, each with a stated amount of $100. Each Series A Corporate Unit consists of a forward contract to purchase shares of NiSource’s common stock in the future and a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

NiSource’s Amended and Restated Certificate of Incorporation (“certificate of incorporation”) also designates 4,000,000 shares of NiSource’s preferred stock as Series A Junior Participating Preferred Stock (“Series A Junior Stock”). The shares of Series A Junior Stock were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, NiSource’s certificate of incorporation and Amended and Restated By-Laws (“bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part and the certificates of designations for each series of NiSource’s preferred stock which have been or hereafter are filed with the SEC.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of NiSource’s management. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals for NiSource and could delay or prevent a change in control of management of NiSource.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. Further, pursuant to the certificates of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, the holders of two-thirds of any series of such preferred stock must approve certain amendments to the certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of such series of preferred stock. The effect of these provisions may permit the respective holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would (i) adversely affect the powers, preferences or special rights of NiSource’s common stock or (ii) have a material adverse effect on the existing preferences, rights, powers, duties or obligations of a series of NiSource’s preferred stock.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts (including any accumulated and unpaid dividends) to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or any other series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

For the voting rights of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including the rights of holders of Series B-1 Preferred Stock to elect two additional directors to NiSource’s board of directors upon a Nonpayment Event (as defined below), see “—Series A Preferred Stock— Voting Rights,” “—Series B Preferred Stock—Voting Rights,” “—Series B-1 Preferred Stock—Voting Rights” and “—Series C Preferred Stock—Voting Rights.”

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the powers, preferences and rights afforded to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

NiSource is prohibited by the terms of each of its Series A Preferred Stock, its Series B Preferred Stock and its Series C Preferred Stock from declaring or paying dividends on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock) or redeeming, repurchasing or acquiring shares of its common stock unless full cumulative dividends have been paid with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, respectively, through the most recently completed respective dividend periods. See “—Series A Preferred Stock—Dividends,” “—Series B Preferred Stock—Dividends” and “—Series C Preferred Stock—Dividends.”

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

GENERAL

The board of directors of NiSource can, without approval of stockholders, issue one or more series of preferred stock. The board of directors of NiSource can also determine the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

The designation, powers, preferences, rights, qualifications, limitations and restrictions of each series of NiSource’s preferred stock discussed below are set forth in a certificate of designations for such series, each forming part of the certificate of incorporation. The following briefly summarizes certain of the powers, preferences and rights of each series of preferred stock and certain material provisions of the certificate of designations for the applicable series but does not contain a complete description of them and is qualified in its entirety by the provisions of the applicable certificate of designations. You may obtain a copy of the certificate of designations for each series of preferred stock as described under “Where You Can Find More Information.”

SERIES A PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth below.

Ranking

The Series A Preferred Stock ranks, with respect to dividends and distributions upon the liquidation, winding up and dissolution, whether voluntary or involuntary, of NiSource’s affairs (a “Liquidation”): (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series A Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series A Senior Securities and Series A Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series A Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Series A Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series A Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders will be entitled to one vote per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which the Series A Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of any Series A Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series A Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Series A Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series A Senior Securities.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends (subject to the dividend rights of any Series A Senior Securities or Series A Parity Securities) at an initial rate of 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series A Preferred Stock from declaring or paying dividends on any Series A Junior Securities (other than a dividend payable solely in such Series A Junior Securities) or redeeming, repurchasing or acquiring shares of any Series A Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series A Preferred Stock and any Series A Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such series of preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series A Preferred Stock, at its option, in whole or in part, on June 15, 2023 or on any fifth anniversary thereafter by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series A Preferred Stock), NiSource may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price equal to $1,020 (102% of the liquidation preference) per share plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series A Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series A Preferred Stock do not, as holders of Series A Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are set forth below.

Ranking

The Series B Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock with respect to dividends and such distributions

(the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B Senior Securities and Series B Parity Securities in respect of distributions upon the Liquidation) before any distribution of assets is made to holders of Series B Junior Securities, a liquidation preference of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preferred Stock and Series B Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B Parity Securities), such holders will be entitled to twenty-five votes per share. The Series B Preferred Stock is paired with the Series B-1 Preferred Stock and the holders of the Series B-1 Preferred Stock are entitled to the voting rights described in “—Series B-1 Preferred Stock—Voting Rights.”

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which either the Series B Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class together with holders of any Series B Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series B Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series B Preferred Stock (or Series B Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series B Senior Securities.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative quarterly cash dividends (subject to the dividend rights of any Series B Parity Securities or Series B Senior Securities) at an initial rate of 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum). On and after March 15, 2024, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series B Preferred Stock from declaring or paying dividends on any Series B Junior Securities (other than a dividend payable solely in such Series B Junior Securities) or redeeming, repurchasing or acquiring shares of common stock or any Series B Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series B Preferred Stock and any Series B Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series B Preferred Stock or Series B Parity Securities, unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series B Preferred Stock, at its option, in whole or in part, on March 15, 2024 or on any fifth anniversary thereafter by paying $25,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series B Preferred Stock), NiSource may, at its option, redeem the Series B Preferred Stock in whole, but not in part, at a redemption price equal to $25,500 per share (102% of the liquidation preference) plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series B Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B Preferred Stock do not, as holders of Series B Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B-1 PREFERRED STOCK

The Series B-1 Preferred Stock was issued as a distribution with respect to the Series B Preferred Stock in order to enhance the voting rights of the Series B Preferred Stock to comply with the New York Stock Exchange’s minimum voting rights policy. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be. A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B-1 Preferred Stock are set forth below.

Ranking

The Series B-1 Preferred Stock ranks, with respect to distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B-1 Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B-1 Senior Securities and Series B-1 Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series B-1 Junior Securities, a liquidation preference of $0.01 per share. Any accumulated and unpaid dividends on the Series B-1 Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B-1 Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B-1 Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B-1 Parity Securities), such holders will be entitled to twenty-five votes per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B-1 Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock and (ii) in connection with a merger or another transaction in which either the Series B-1 Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B-1 Preferred Stock.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting NiSource’s board of directors will automatically be increased by two and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding Series B-1 Parity Securities having like voting rights that are exercisable at that time (“Director Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that (i) such election does not violate the corporate governance requirements of the New York Stock Exchange that companies must have a majority of independent directors and (ii) any such director is not prohibited or disqualified from serving as a director of NiSource by any applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter before NiSource’s board of directors for a vote.

When all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, then (a) the right of the holders of Series B-1 Preferred Stock to elect the Preferred Stock Directors shall cease, (b) the terms of office of the Preferred Stock Directors will automatically terminate and (c) the number of directors constituting NiSource’s board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by holders of a majority of the outstanding shares of the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class). So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Stock Director (after the initial election of Preferred Stock Directors) may be filled by the written consent of the Preferred Stock Director remaining in office (if any), in lieu of a vote by the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class).

Dividends

Holders of Series B-1 Preferred Stock are not entitled to receive dividends.

Redemption

The shares of Series B-1 Preferred Stock are subject to mandatory redemption, in whole or in part, at a redemption price of $0.01 per share upon the redemption of the underlying shares of Series B Preferred Stock with which such shares of Series B-1 Preferred Stock are paired. The shares of Series B-1 Preferred Stock are not otherwise subject to redemption.

No Conversion or Preemptive Rights

The Series B-1 Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B-1 Preferred Stock do not, as holders of Series B-1 Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES C PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock are set forth below.

Ranking

The Series C Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends) and any other class or series of capital stock that expressly provides that it ranks on a parity with the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series C Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series C Senior Securities and Series C Parity Securities in respect of distributions upon the Liquidation) before any payment or distribution of assets is made to holders of Series C Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series C Preferred Stock and Series C Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

On any matter described below in which the holders of the Series C Preferred Stock are entitled to vote as a class with Series C Parity Securities, each share of Series C Preferred Stock and each share of Series C Parity Securities s will be entitled to a number of votes in proportion to the liquidation preference then-applicable to such shares.

Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Series C Parity Securities, voting as a single class, NiSource may not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Series C Senior Securities, or reclassify any capital stock of NiSource into any such shares of Series C Senior Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Series C Senior Securities; (ii) amend the certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or (iii) consummate a reorganization or reclassification involving the Series C Preferred Stock or a merger or consolidation of NiSource with another entity, unless the Series C Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the rights, preferences, privileges and voting powers, taken as a whole, no less favorable to the holders of the Series C Preferred Stock.

Dividends

Shares of Series C Preferred Stock do not initially bear any dividends. Following a successful remarketing of the Series C Preferred Stock, dividends may become payable when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose.

NiSource is prohibited by the terms of the Series C Preferred Stock from declaring or paying dividends on any Series C Parity Securities or Series C Junior Securities or redeeming, repurchasing or acquiring shares of any Series C Parity Securities or Series C Junior Securities unless (i) full cumulative dividends have been paid on all outstanding shares of Series C Preferred Stock and any Series C Parity Securities entitled to dividends for all past dividend periods or (ii) a number of shares of common stock sufficient for the payment of such dividends is set apart for payment.

No Redemption or Preemptive Rights

Shares of the Series C Preferred Stock are not redeemable and have no preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Conversion Rights

Each share of Series C Preferred Stock, unless previously converted, will automatically convert into shares of NiSource’s common stock on the mandatory conversion date, which is expected to be on or about March 1, 2024 (“Mandatory Conversion Date”). The conversion rate will be determined based on the volume-weighted average share price of NiSource’s common stock near the conversion date. If no successful remarketing of the Series C Preferred Stock has previously occurred (a “Remarketing Failure”), effective as of December 1, 2023, each share of Series C Preferred Stock will be automatically transferred to NiSource on the Mandatory Conversion Date without any payment of cash or shares of NiSource’s common stock.

Prior to December 1, 2023, shares of the Series C Preferred Stock may be converted only upon the occurrence of certain fundamental change events. On or after December 1, 2023, unless a Remarketing Failure has occurred, holders of Series C Preferred Stock will have the right to convert the Series C Preferred Stock into shares of common stock prior to the Mandatory Conversion Date.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

Depositary Shares representing Series B Preferred Stock and Series B-1 Preferred Stock

NiSource has issued and outstanding 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of its Series B Preferred Stock and a 1/1,000th ownership interest in a share of its Series B-1 Preferred Stock. The Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement (the “Deposit Agreement”) among NiSource, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. This description of the Depositary Shares is qualified in its entirety by the provisions of the respective certificates of designations of the Series B Preferred Stock and Series B-1 Preferred Stock and the Deposit Agreement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock and Series B-1 Preferred Stock to the record holders of Depositary Shares relating to the underlying Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the number of Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of Depositary Shares entitled to those distributions, unless it determines, in consultation with NiSource, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with NiSource’s approval, sell the property (at a public or private sale) and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of Depositary Shares they hold.

Redemption of Depositary Shares

If NiSource redeems the Series B Preferred Stock and Series B-1 Preferred Stock represented by the Depositary Shares, a proportionate number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to each of the Series B Preferred Stock and Series B-1 Preferred Stock. Whenever NiSource redeems shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series B Preferred Stock and Series B-1 Preferred Stock so redeemed.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock and/or Series B-1 Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice to the record holders of the Depositary Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock and/or Series B-1 Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the number of shares entitled to vote represented by such Depositary Shares in accordance with the instructions it receives. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote, it will abstain from voting the number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock represented thereby.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the Depositary Shares and any provision of the Depositary Agreement may be amended by agreement between the depositary and NiSource. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Depositary Agreement may be terminated by NiSource upon sixty days’ prior written notice to the depositary or by the depositary upon mailing notice to NiSource and the holders of all Depositary Shares then outstanding if at any time sixty days have expired after the depositary provided written notice to NiSource of its resignation and a successor depositary has not been appointed. The Depositary Agreement shall automatically terminate after there has been a final distribution in respect of the Series B Preferred Stock and Series B-1 Preferred Stock in connection with NiSource’s liquidation, dissolution or winding and such distribution has been distributed to the holders of Depositary Shares.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of the senior debt securities of NiSource.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable Indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $1,000 or any integral multiple thereof. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee deems practicable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price and any accrued interest, if any, on the debt securities to be redeemed. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof;

•	that person assumes NiSource’s obligations under the Indentures;

•

after giving effect to the transaction, NiSource is not in default under the Indentures and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing;

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with any rule of law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration of acceleration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of October 28, 2022, we had 8,625,000 Series A Equity Units outstanding, which were initially issued in the form of Series A Corporate Units, each consisting of (i) a forward contract to purchase shares of NiSource’s common stock on December 1, 2023, subject to early settlement in certain situations, and (ii) a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Baker & McKenzie LLP, Chicago, Illinois, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus to the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth fees and expenses in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Securities and Exchange Commission filing fee	$	*
Trustee’s fees		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing expenses		**
Miscellaneous expenses		**

TOTAL	$	**

*

This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**

These fees are calculated based on, among other things, the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. Each prospectus supplement related to this registration statement will reflect estimated expenses based on the applicable offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL, as in effect on the date hereof, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or (iv) for any transactions from which the director derived an improper personal benefit.

Section B.1. of Article V of NiSource’s certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by the DGCL.

Section 145 of the DGCL, as in effect on the date hereof, provides that a corporation may indemnify any person, including directors and officers, as well as employees and agents, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL provides that the rights contained therein are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section B.2. of Article V of the certificate of incorporation requires NiSource to indemnify to the fullest extent permitted by applicable law, as then in effect, any person who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of NiSource to procure a judgment in its favor) (each, a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of NiSource, or is or was serving at the request of NiSource as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Pursuant to Section 145 of the DGCL, if the Proceeding is a derivative action (meaning one brought by or on behalf of the corporation), NiSource will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any Proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

Section B.3 of Article V of the certificate of incorporation and the DGCL permit NiSource Inc. and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. NiSource Inc. currently maintains such liability insurance.

ITEM 16. EXHIBITS

The following documents are filed as part of this registration statement or are incorporated by reference:

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No. 1 to Form S-3 filed on November 30, 2017 (Registration No. 333-214360))

3.1	Amended and Restated Certificate of Incorporation of NiSource Inc. (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 3, 2015)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NiSource Inc. dated May 7, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on May 8, 2019)

3.3	Bylaws of NiSource Inc., as amended and restated through August 9, 2022 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on August 10, 2022)

4.1	Indenture, dated as of November 14, 2000, among NiSource Finance Corp., NiSource Inc., as guarantor, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form S-3 filed November 17, 2000 (Registration No. 333-49330))

4.2	Second Supplemental Indenture, dated as of November 30, 2017, between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Form S-3 filed November 30, 2017 (Registration No. 333-214360))

4.3	Third Supplemental Indenture, dated as of June 11, 2018, by and between NiSource Inc. and The Bank of New York Mellon, as trustee (including form of 3.650% Notes due 2023) (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on June 12, 2018)

Exhibit Number	Document Description

4.4	Form of 3.490% Notes due 2027 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on May 17, 2017)

4.5	Form of 4.375% Notes due 2047 (incorporated by reference to Exhibit 4.2 to the NiSource Inc. Form 8-K filed on May 17, 2017)

4.6	Form of 3.950% Notes due 2048 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on September 8, 2017)

4.7	Form of 2.650% Notes due 2022 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on November 14, 2017)

4.8	Form of 2.950% Notes due 2029 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on August 12, 2019)

4.9	Form of 3.600% Notes due 2030 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on April 8, 2020).

4.10	Form of 0.950% Notes due 2025 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on August 18, 2020).

4.11	Form of 1.700% Notes due 2031 (incorporated by reference to Exhibit 4.2 to the NiSource Inc. Form 8-K filed on August 18, 2020).

4.12	Form of 5.000% Notes due 2052 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on June 10, 2022).

4.13	Form of Subordinated Indenture between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 1 to Form S-3 filed on November 30, 2017 (Registration No. 333-214360))

4.14	Certificate of Designations of 5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on June 12, 2018)

4.15	Certificate of Designations of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on December 6, 2018)

4.16	Certificate of Designations of Series B-1 Preferred Stock (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on December 27, 2018)

4.17	Certificate of Designations with respect to the Series C Mandatory Convertible Preferred Stock, dated April 19, 2021 (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

4.18	Purchase Contract and Pledge Agreement, dated April 19, 2021, between NiSource Inc. and U.S. Bank National Association, in its capacity as the purchase contract agent, collateral agent, custodial agent and securities intermediary (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

4.19	Form of Series A Corporate Units Certificate (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

4.20	Form of Series A Treasury Units Certificate (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

Exhibit Number	Document Description

4.21	Form of Series A Cash Settled Units Certificate (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

4.22	Form of Series C Mandatory Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on April 19, 2021).

4.23	Deposit Agreement, dated as of December 5, 2018, among NiSource, Inc., Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on December 6, 2018)

4.24	Form of Depositary Receipt (incorporated by reference to Exhibit 4.1 of the NiSource Inc. Form 8-K filed on December 6, 2018)

4.25	Amended and Restated Deposit Agreement, dated as of December 27, 2018, among NiSource, Inc., Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on December 27, 2018)

4.26	Form of Depositary Receipt (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on December 27, 2018)

5.1	Opinion of Baker & McKenzie LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York Mellon as Trustee with respect to the Indenture dated as of November 14, 2000*

25.2	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York Mellon, with respect to the Form of Subordinated Indenture*

107	Filing Fee Table*

*	Filed herewith.

ITEM 17. UNDERTAKINGS

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 1, 2022.

NISOURCE INC.
(Registrant)

By:	/s/ Lloyd M. Yates
Name:	Lloyd M. Yates
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Randy G. Hulen and Kimberly S. Cuccia or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lloyd M. Yates Lloyd M. Yates	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2022

/s/ Donald E. Brown Donald E. Brown	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2022

/s/ Gunnar J. Gode Gunnar J. Gode	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2022

/s/ Kevin T. Kabat Kevin T. Kabat	Chairman of the Board and Director	November 1, 2022

/s/ Peter A. Altabef Peter A. Altabef	Director	November 1, 2022

/s/ Sondra L. Barbour	Director	November 1, 2022
Sondra L. Barbour

/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Director	November 1, 2022

Signature	Title	Date

/s/ Eric L. Butler Eric L. Butler	Director	November 1, 2022

/s/ Aristides S. Candris Aristides S. Candris	Director	November 1, 2022

/s/ Deborah A. Henretta Deborah A. Henretta	Director	November 1, 2022

/s/ Deborah A. P. Hersman Deborah A. P. Hersman	Director	November 1, 2022

/s/ Michael E. Jesanis Michael E. Jesanis	Director	November 1, 2022

/s/ William D. Johnson	Director	November 1, 2022
William D. Johnson

/s/ Cassandra S. Lee Cassandra S. Lee	Director	November 1, 2022